Exhibit 99.3

Citigroup Inc.
Japanese Yen Bonds—16th Series (2005)

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Japanese Yen
3.	Nominal Amount of Series:	40,000,000,000 Yen
4.	Specified Denominations:	100,000,000 Yen
5.	Issue Date:	September 16, 2005
6.	Maturity Date:	September 16, 2015
7.	Interest Basis:	Fixed rate of interest from, and including, the Issue Date to, but excluding, the Maturity Date.
8.	Redemption/Payment Basis:	Redemption at par
9.	Status of the Notes:	Senior
10.	Listing:	None
PROVISIONS RELATING TO INTEREST
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	1.58% per annum, payable semi-annually in arrears
	(i) Interest Payment Dates:	March 16 and September 16 in each year.
	(ii) Day Count Fraction:	30/360 (equal semi-annual payments); Actual/365 in the event of any period of less than a full semi-annual period
PROVISIONS RELATING TO REDEMPTION
12.	Call Option:	Not Applicable
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
DISTRIBUTION
15.	TEFRA:	D Rules applicable